UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2010

AXIS CAPITAL HOLDINGS LIMITED

(Exact Name Of Registrant As Specified In Charter)

Bermuda	001-31721	98-0395986
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

92 Pitts Bay Road

Pembroke, Bermuda HM 08

(Address of principal executive offices, including zip code)

(441) 405-2600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e(4)(c))

Item 1.01	Entry into a Material Definitive Agreement

On March 18, 2010, AXIS Capital Holdings Limited (the “Company”), a Bermuda company, entered into an Underwriting Agreement (the “Underwriting Agreement”) with AXIS Specialty Finance LLC, a Delaware limited liability company and an indirect wholly–owned subsidiary of the Company (“AXIS Finance”), and Barclays Capital Inc., Deutsche Bank Securities Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters named in the Underwriting Agreement, relating to the issue and sale by AXIS Finance of $500 million aggregate principal amount of its 5.875% Senior Notes due 2020 (the “Notes”), fully and unconditionally guaranteed by the Company. A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1.

Item 8.01	Other Events

The Notes were issued under a Senior Indenture, dated as of March 23, 2010, among AXIS Finance, as issuer, the Company, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee. Interest on the Notes is payable semi-annually in arrears on June 1 and December 1 of each year, commencing June 1, 2010. The Notes, unless previously redeemed, will mature on June 1, 2020. A copy of the form of Note is attached hereto as Exhibit 4.1.

Legal opinions relating to the validity of the Notes and the related guarantee are attached as Exhibit 5.1 and Exhibit 5.2 to this report.

This Current Report on Form 8-K is being filed for the purpose of filing the attached documents in connection therewith as exhibits to the Registration Statement, which was filed with the Securities and Exchange Commission on March 18, 2010, and such exhibits are hereby incorporated by reference into the Registration Statement.

Item 9.01	Financial Statements and Exhibits

  (d) Exhibits.

1.1	Underwriting Agreement, dated March 18, 2010, by and among AXIS Finance, the Company and Barclays Capital Inc., Deutsche Bank Securities Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein.

4.1	Form of 5.875% Senior Notes due 2020.

5.1	Opinion of Simpson Thacher & Bartlett LLP.

5.2	Opinion of Conyers Dill & Pearman.

23.1	Consent of Simpson Thacher & Bartlett LLP (included as part of Exhibit 5.1).

23.2	Consent of Conyers Dill & Pearman (included as part of Exhibit 5.2).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 23, 2010

AXIS CAPITAL HOLDINGS LIMITED

By:	/s/ Richard T. Gieryn, Jr.
Richard T. Gieryn, Jr.
General Counsel